As filed with the Securities and Exchange Commission on February 28, 2013

Registration No: 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CEPHEID

(Exact name of registrant as specified in its charter)

California	77-0441625
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

904 Caribbean Drive Sunnyvale, CA	94089-1189
(Address of Principal Executive Offices)	(Zip Code)

2012 EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plans)

John L. Bishop

Chairman of the Board and Chief Executive Officer

Cepheid

904 Caribbean Drive

Sunnyvale, CA 94089-1189

(Name and Address of Agent For Service)

(408) 541-4191

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Douglas N. Cogen

Jeffrey R. Vetter

FENWICK & WEST LLP

555 California Street

San Francisco, CA 94104

Telephone: (415) 875-2300

Facsimile: (415) 281-1350

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, no par value per share, issuable pursuant to 2012 Employee Stock Purchase Plan	500,000(2)	$31.03 (3)	$15,515,000	$2,116.25
Total	500,000		$15,515,000	$2,116.25

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
(2)	Represents 500,000 additional shares of common stock automatically reserved for issuance upon the exercise of purchase rights that may be granted under the Company’s 2012 Employee Stock Purchase Plan (“ESPP”).
(3)	Estimated solely for the purpose of computing the amount of registration fee in accordance with Rules 457(c) and (h) promulgated under the Securities Act based on the average of the high and low prices of Registrant’s common stock as reported on The NASDAQ Global Select Market on February 25, 2013. Under the ESPP, the purchase price of a share of common stock is equal to 85% of the fair market value of the common stock on the offering date (i.e., the first business day of a 24-month offering period) or the purchase date (i.e., the last business day of a six-month purchase period), whichever is less.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

REGISTRATION OF ADDITIONAL SECURITIES

This registration statement (the “Registration Statement”) hereby incorporates by reference the contents of Cepheid’s earlier registration statement on Form S-8 (registration number 333-181137).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Incorporated by Reference
Exhibit Number	Description of Exhibit	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	2012 Employee Stock Purchase Plan	8-K	000-30755	99.02	04/26/2012

5.1	Opinion of Fenwick & West LLP					X

23.1	Consent of Independent Registered Public Accounting Firm					X

23.2	Consent of Fenwick & West LLP (filed as part of Exhibit 5.1)					X

24.1	Power of Attorney (see signature page)					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this February 28, 2013.

CEPHEID

By:	/s/ John L. Bishop
John L. Bishop
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints John L. Bishop and Andrew D. Miller his or her true and lawful attorneys in fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the registration statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John L. Bishop John L. Bishop	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	February 28, 2013

/s/ Andrew D. Miller Andrew D. Miller	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	February 28, 2013

/s/ Thomas D. Brown Thomas D. Brown	Director	February 28, 2013

/s/ Robert J. Easton Robert J. Easton	Director	February 28, 2013

/s/ Thomas L. Gutshall Thomas L. Gutshall	Director	February 28, 2013

/s/ Cristina H. Kepner Cristina H. Kepner	Director	February 28, 2013

/s/ Dean O. Morton Dean O. Morton	Director	February 28, 2013

/s/ David H. Persing David H. Persing, M.D., Ph.D.	Director	February 28, 2013

/s/ Hollings C. Renton Hollings C. Renton	Director	February 28, 2013

/s/ Glenn D. Steele Jr. Glenn D. Steele Jr., M.D., Ph.D.	Director	February 28, 2013

INDEX TO EXHIBITS

Incorporated by Reference
Exhibit Number	Description of Exhibit	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	2012 Employee Stock Purchase Plan	8-K	000-30755	99.02	04/26/2012

5.1	Opinion of Fenwick & West LLP					X

23.1	Consent of Independent Registered Public Accounting Firm					X

23.2	Consent of Fenwick & West LLP (filed as part of Exhibit 5.1)					X

24.1	Power of Attorney (see signature page)					X